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                                                                     Exhibit 1.2
                                                                      KLWH DRAFT
                                                                          1/6/00

                            MGC Communications, Inc.

                                   [ ] Shares
                    [ ]% Series D Convertible Preferred Stock
                          ($0.001 par value per share)

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                          , 2000

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
ING Barings LLC
Warburg Dillon Read LLC
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  MGC Communications, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as joint lead representatives, [ ] shares (the "Underwritten Securities") of [ ]% Series D Convertible Preferred Stock, $ 0.001 par value per share, of the Company ("Series D Preferred Stock"). The Company also proposes to grant to the Underwriters an option to purchase up to [ ] additional shares of Series D Preferred Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the


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"Securities"). To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

                  (a) The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 under the Act and the Company has prepared and filed with the Commission a registration statement (file number 333-91353) on Form S-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or
         (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. Each Preliminary Prospectus and Prospectus filed as part of such registration statement, as part of any amendment thereto or pursuant to Rule 424, if filed by electronic transmission pursuant to Regulation S-T under the Act, was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sales of the Securities (except as may be permitted by Regulation S-T under the Securities Act).


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                  (b) On the Effective Date, the Registration Statement did or
         will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) Each of the Company and each subsidiary of the Company (each a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus. Each of the Company and the Subsidiaries (x) has all authorizations, approvals, orders, licenses and permits of and from regulatory and government officials, bodies and tribunals, necessary to own or lease its properties or to conduct its business as described in the Prospectus and (y) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except, in the case of clauses (x) and (y), where the failure to have such authorizations, approvals, orders, licenses or permits or to be so qualified could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, or as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (d) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except for the


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         capital stock of the Subsidiaries, neither the Company nor any
         Subsidiary owns or holds any interest in any corporation, partnership, trust or association, joint venture or other entity.

                  (e) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable and entitled to the rights, privileges and preferences set forth in the Certificate of Designations filed by the Company as exhibit 4.11 to the Registration Statement (the "Certificate of Designation"); the Securities are duly listed for quotation, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding.

                  (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; there is no action, suit, inquiry or investigation, pending or threatened, by or before any court, governmental agency, authority or body or arbitrator, including, without limitation, before the Federal Communications Commission (the "FCC"), or any statute, law, rule, regulation, injunction, order or decree, in each case, affecting the business of the Company or any Subsidiary of a character required to be described in the Registration Statement or Prospectus which is not described; and the statements in the Prospectus under the headings "Federal Tax Considerations," "Business - Government Regulation" and "Business - Legal Proceedings" fairly summarize the matters therein described.

                  (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities to be sold by the Company as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Certificate of Designation has been duly authorized by all necessary corporate action and any


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         necessary stockholder action and, on or prior to the Closing Date, will be duly executed by the Company and filed with the Secretary of State of the State of Nevada and will conform in all material respects to the description thereof in the Prospectus.

                  (h) Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be (x) an "investment company" as defined in the Investment Company Act of 1940, as amended, or (y) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (i) No consent, approval, authorization, filing with or order of (i) any court or governmental agency or body (including, without limitation, the FCC) or (ii) any other person is required in connection with the transactions contemplated herein, except (x) such as have been obtained under the Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus and such as may be required by the National Association of Securities Dealers, Inc. ("NASD"), (y) such as have been obtained or (z) where the failure to obtain any such consent, approval, authorization or order or to have made any such filing would not reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                  (j) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of the terms or provisions of, or a default under (or an event that with notice or lapse of time or both would constitute a default under) or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, (i) the charter or bylaws of the Company or any Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of them or their respective property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Subsidiary or any of its or their respective properties, except that the Company has not received written approval from the Georgia Public Service Commission as to the sale of the Securities and except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations, defaults or impositions of liens, charges or encumbrances that would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.


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                  (k) Except for the selling stockholders named in the
         Registration Statement, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  (l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial information set forth under the captions "Prospectus Summary - Summary Consolidated Financial and Operating Data," "Capitalization," "Selected Consolidated Financial and Operating Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The as adjusted financial information included in the Prospectus and the Registration Statement includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and the related adjustments give appropriate effect to those assumptions. The as adjusted information included in the Prospectus and the Registration Statement complies as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the related adjustments have been properly applied to the historical amounts in the compilation of such information.

                  (m) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), (i) no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or any of their respective property is pending or, to the knowledge of the Company, threatened, (ii) no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or has been proposed by any governmental body and
         (iii) no injunction, restraining order or order of any nature to which the Company or any Subsidiary is or may be subject or to which the business, assets or property of the Company or any Subsidiary are or may be subject, has been issued that (x) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or
         (y) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                  (n) Each of the Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

                  (o) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease,


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         mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiaries or any of their properties, as applicable, except, in the case of clauses (ii) and (iii) for any such violations or defaults that could not reasonably be expected to have a Material Adverse Effect, whether on not arising from transactions in the ordinary course of business, or which are set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (p) To the knowledge of the Company, KPMG LLC and Arthur Andersen LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (q) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                  (r) Each of the Company and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company, any Subsidiary or the assets or property of the Company or any Subsidiary.

                  (s) No labor problem or dispute with the employees of the Company or any Subsidiary exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries' principal suppliers, contractors or customers, that could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; To the knowledge of the Company, no union representation question existing with respect to the employees of the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; to the knowledge of the Company, no


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         collective bargaining organizing activities are taking place with respect to the Company or any Subsidiary; none of the Company or any Subsidiary has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which in the case of clauses (A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                  (t) The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                  (u) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary, except as described in or contemplated by the Prospectus.

                  (v) The Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations ("Licenses") issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory authorities, including, without limitation, the FCC, necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; the Company and the Subsidiaries have fulfilled or performed all of their obligations with respect to all Licenses possessed by any of them, except where the failure to so fulfill and perform would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary


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         course of business, or as set forth in or contemplated in the
         Prospectus (exclusive of any supplement thereto); no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination of any License or result in any other material impairment of the rights of any holder of such License, except where such revocation or termination would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, or as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and the Licenses contain no restrictions on the Company or any Subsidiary except where such restrictions would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, or as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (w) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (y) The Company and the Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any Subsidiary has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.


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                  (z) In the ordinary course of its business, the Company
         periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                  (aa) No employee pension benefit plan (within the meaning of Section 3(2) of ERISA, but excluding any "multiemployer plan" within the meaning of Section 3(37) of ERISA) established or maintained by the Company or any Subsidiary or to which the Company or any Subsidiary has made contributions, which is subject to Part 3 or Subtitle B of Title I of ERISA, or Section 412 of the Internal Revenue Code of 1986 (the "Code"), had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent plan year of such plan heretofore ended for which an excise tax is due (or would be due if such deficiency were not waived). Each of the Company and the Subsidiaries has made all contributions required to be made by it to any "multiemployer pension plan" (within the meaning of Section 3(37) of ERISA). Neither the Company nor any Subsidiary nor any Related Person (as such term is defined below) has incurred, or is expecting to incur, any withdrawal liability (determined under Section 4201 of ERISA) with respect to any plan covered by Title IV of ERISA and in respect of which the Company or any Subsidiary or a Related Person is an "employer" as defined in Section 3(5) of ERISA, and to the Company's knowledge, there has not been any "reportable event" (within the meaning of Section 4043 of ERISA and regulations thereunder, other than an event for which the 30-day notice requirement has been waived), or any other event or condition which presents a material risk of the termination of any such plan, including, but not limited to, a termination by action of the Pension Benefit Guaranty Corporation, which termination would create a material liability of the Company or any Subsidiary or a Related Person to the Pension Benefit Guaranty Corporation. "Related Person" shall mean any trade or business (whether or not incorporated) which is under common control (as defined in
         Section 414(b) and (c) of the Code) with the Company within the meaning of Section 4001(b) of ERISA. As of the last day of the most recent plan year heretofore ended of each employee benefit plan described in the preceding sentence (other than a "multiemployer plan"), the present value of all accrued benefits under each such employee benefit plan (calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for each such plan) did not exceed the fair market value of the assets of such plan allocable to such benefits by more than $1,000,000. Neither any employee pension benefit plan (excluding any "multiemployer plan" within the meaning of Section 3(37) of ERISA) established or maintained by the Company or any Subsidiary or to which the Company or any


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         Subsidiary has made contributions, nor any trust created thereunder, nor any trustee or administrator thereof (including the Company), has engaged in any non-exempt prohibited transaction (as described in Section 406 of ERISA or in Section 4975 of the Code) that could subject the Company or any Subsidiary either directly or indirectly through an obligation to indemnify to any material tax or material penalty on prohibited transactions imposed under said Section 4975 of the Code or under ERISA. Each employee benefit plan described in the preceding sentence is in compliance in all material respects with all applicable provisions of ERISA and the Code, except for plan amendments required or permitted by such statutes as to which applicable grace periods for making such amendments have not expired, and each of the Company and the Subsidiaries has made, accrued or provided for all contributions heretofore required to be made by the Company and the Subsidiaries and each of the Company and the Subsidiaries has complied in all material respects with the continuation coverage requirements of Title X of the Consolidated Omnibus Budget Act of 1985, as amended. The execution and delivery of this Agreement and the sale of the Securities will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. Neither the Company nor any Subsidiary has any material "expected post-retirement benefit obligation" (within the meaning of Financial Accounting Standards Board Statement No. 106). The consummation of the transactions contemplated by this Agreement (including, without limitation, the provisions of the Prospectus described under the heading "How We Intend to Use the Proceeds of this Offering") will not result in any material payment (including, without limitation, severance, golden parachute or other) becoming due from the Company to any employee of the Company or any Subsidiary as a consequence of such transaction.

                  (bb) The Company and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company or any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as could not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                  (cc) None of the Company or any Subsidiary, or to the knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any Subsidiary (or assist the Company or any Subsidiary in connection with any actual or proposed transaction) which (i) might subject the Company or any Subsidiary, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

                  (dd) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holdings Inc.

                  (ee) The Company and the Subsidiaries have implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"). The Company and the Subsidiaries have not experienced any Year 2000 Problems and the Company is not aware, after due inquiry, of any Year 2000 Problems at any supplier, vendor, customer or financial service organization used or serviced by the Company and the Subsidiaries, other than Year 2000 Problems which will not have a Material Adverse Effect. The Company is in compliance with the Commissions Release No. 333-7558 related to Year 2000 disclosure.

                  (ff) The Company has complied with all of its obligations as set forth in (i) the Warrant Registration Rights Agreement, dated as of September 29, 1997, by and among the Company, Bear, Stearns & Co. Inc. and Furman Selz LLC, (ii) the Stockholders Agreement, dated as of November 26, 1997, by and among the Company and the persons listed therein, (iii) the Series B Preferred Stock Registration Rights Agreement, dated as of May 4, 1999, as amended to date, by and among the Company and the persons listed therein, and (iv) the Agreement and Plan of Merger, dated as of March 15, 1999, by and among the Company, LJ.Net, Inc., MGC LJ.Net, Inc., Patrick Chicas and James Thompson.

                  (gg) Each holder of five percent or more of the total issued and outstanding capital stock of the Company (assuming conversion of all outstanding shares of the Company's Series B Convertible Preferred Stock and Series C Convertible Preferred Stock) is listed on Schedule II to this Agreement.

                  (hh) The addressable line estimates included in the Prospectus are based on or derived from independent sources which the Company believes to be reliable and accurate.

                  (ii) None of (x) the issuance of the Securities, (y) the conversion of the Series D Preferred Stock into Common Stock in accordance with the terms of the Certificate of Designation or (z) the issuance of shares of Common Stock as payment of dividends on the Series D Preferred Stock in accordance with the terms of the Certificate of Designation will result in any holder of any outstanding security convertible into or exchangeable for Common Stock or any option, right or warrant to purchase Common Stock or any security convertible into or exchangeable for Common Stock being entitled to purchase additional shares of Common Stock or to purchase shares of Common Stock at a lower price per share upon exercise, conversion or exchange of such outstanding security.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $[ ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [ ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at

10:00 AM, New York City time, on [      ] , 2000, or at such time on such later
date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  5. Agreements. The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
         Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (e) The Company will cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any broker/dealer participating in the sale of the Securities.

                  (f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the NASD, in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (g) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that (i) the Company may issue and sell common stock, $0.001 par value per share, of the Company ("Common Stock") pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) the Company may issue and sell up to [ ] shares of Common Stock, which have been registered by the Company on the Registration Statement, (iv) the Company may issue Common Stock upon the conversion of shares of Series D Preferred Stock and as payment of dividends on shares of Series D Preferred Stock, all in accordance with the terms of the Certificate of Designation, (v) the Company may offer to issue, but may not issue, Common Stock to any one or more Persons in connection with the acquisition by the Company, by consolidation, merger, sale or otherwise, of all or any portion of the assets or outstanding voting securities of such Person, and (vi) the Company may file one registration statement under the Act relating to the sale of Common Stock in connection with the exercise of demand registration rights by stockholders of the Company which have been granted demand registration rights by the Company pursuant to one or more written agreements entered into prior to the date of this Agreement, and otherwise in accordance with the provisions of such agreements; provided, however, that such registration statement shall not be declared effective until the expiration of the period of 90 days after the date of this Agreement.

                  (h) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (i) The Company will apply the proceeds from the sale of the Securities as set forth under the heading "How We Intend to Use the Proceeds of this Offering" in the Prospectus.

                  (j) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Securities.

                  (k) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements of the Company, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have requested and caused Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) Each of the Company and the Subsidiaries has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and where the failure to be so qualified could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                           (ii) All the outstanding shares of capital stock of
                  each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive or similar rights under the Nevada Revised Statutes, or known to us, after reasonable inquiry. All outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest and, to our knowledge, after due inquiry, any other security interest, claim, lien or encumbrance. Except for the capital stock of the Subsidiaries, to our knowledge, neither the Company nor any Subsidiary owns or holds any interest in any corporation, partnership, trust or association, joint venture or other entity.

                           (iii) The Company's authorized equity capitalization
                  is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable and entitled to the rights, privileges and preferences set forth in the Certificate of Designation; the Securities are duly listed for quotation, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, to our knowledge after reasonable inquiry, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding.

                           (iv) To our knowledge, there is no pending or
                  threatened action, suit, investigation or proceeding by or before any court or governmental agency, authority or body or any arbitrator or any statute, law, rule, regulation, injunction, judgement or order, in each case, affecting or involving the Company or any Subsidiary or any of their respective property of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Prospectus. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in the Prospectus under the headings "Federal Tax Considerations," "Description of Securities," "Description of the Series D Convertible Preferred Stock" and "Business - Legal Proceedings" fairly summarize the matters therein described. Insofar as statements in the Prospectus (other than statements addressed in the opinion of Kelley Drye & Warren
                  LLP) purport to summarize the provisions of laws, rules, regulations, proposed rules, proposed regulations, orders, judgments, decrees, contracts, agreements, instruments, leases or licenses, such statements accurately reflect the status of such provisions purported to be summarized and are correct in all material respects.

                           (v) The Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus and the documents filed under the Act and the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, notes and schedules thereto and other financial and accounting information contained therein or incorporated therein by reference, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

                           (vi) The Company has all requisite corporate power
                  and authority to execute, deliver and perform its obligations under this Agreement to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities to be sold by the Company as provided herein. This Agreement has been duly authorized, executed and delivered by the Company. The Certificate of Designation has been duly authorized by all necessary corporate action and any necessary stockholder action, has been duly executed by the Company and filed with the Secretary of State of the State of Nevada.

                           (vii) Neither the Company nor any Subsidiary is and,
                  after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be (x) an "investment company" as defined in the Investment Company Act of 1940, as amended, or
                  (y) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                           (viii) No consent, approval, authorization, filing
                  with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (a) such as have been obtained under the Act,
                  (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such as may be required by the NASD (as to which we express no opinion), (c) such as may be required from the FCC or any State Telecommunications Agencies (as to which we express no opinion), (d) such other approvals (specified in such opinion) as have been obtained and (e) where the failure to obtain such consent, approval, authorization or order would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. To our knowledge, after reasonable inquiry, no consents or waivers from any other person are required in connection with the transactions contemplated herein, other than such consents and waivers (specified in such opinion) as have been obtained.

                           (ix) Neither the issue and sale of the Securities,
                  nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of the terms or provisions of, or a default under (or an event that with notice or lapse of time or both would constitute a default under) or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to, (i) the charter or bylaws of the Company or any Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to us to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of them or their respective property is subject, or (iii) any local, state, federal or administrative statute, rule or regulation (other than Telecommunications Laws, as to which we express no opinion) applicable to the Company or any Subsidiary or any of their respective assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or any of their assets or properties known to us (other than any which may have been issued by the FCC or State Telecommunications Agencies, as to which we express no opinion), except in the case of clauses (ii), (iii) and (iv) for such conflicts, breaches, violations, defaults or impositions of liens, charges or encumbrances that would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                           (x) Except as set forth in or contemplated in the
                  Prospectus, to our knowledge, after reasonable inquiry, (i) no action, suit, investigation or proceeding (other than proceedings before the FCC or State Telecommunications Agencies, as to which we express no opinion) by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or any of their respective property is pending or threatened (ii) no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or has been proposed by any governmental body (except that we express no opinion with respect to Telecommunications Laws) and (iii) no injunction, restraining order or order of any nature to which the Company or any Subsidiary is or may be subject or to which the business, assets, or property of the Company or any Subsidiary are or may be subject, has been issued (other than any which may have been issued by the FCC or State Telecommunications Agencies, as to which we express no opinion) that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                           (xi) Except for the selling stockholders named in the
                  Registration Statement, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                           (xii) We are not aware of any order directed to any
                  document incorporated by reference in the Registration Statement which has been issued by the Commission or any challenge that has been made by the Commission as to the accuracy or adequacy of any such document.

                           (xiii) No holder of any outstanding shares of the
                  Company's capital stock are entitled to any rights pursuant to Sections 78.3791 through 78.3793 of the Nevada Revised Statutes.

                           (xiv) Based on the laws in effect on the date hereof,
                  the shares of Common Stock issuable as dividends on the Series D Preferred Stock in accordance with the provisions of the Certificate of Designation and the shares of Common Stock issuable upon conversion of the Series D Preferred Stock in accordance with the provisions of the Certificate of Designation will be freely tradable securities within the meaning of the Act assuming such shares are not held by affiliates of the Company within the meaning of the Act.

                           (xv) None of the (a) issuance of the Securities, (b)
                  the conversion of the Series D Preferred Stock into Common Stock in accordance with the provisions of the Certificate of Designation or (c) the issuance of Common Stock as payment of dividends on the Series D Preferred Stock in accordance with the provisions of the Certificate of Designation will result in any holder of any security convertible into or exchangeable for shares of Common Stock or any outstanding option, right or warrant to purchase shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock being entitled to purchase additional shares of Common Stock or to purchase shares of Common Stock at a lower price per share upon exercise, conversion or exchange of such outstanding security.

                           (xvi) We have participated in conferences with
                  officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Underwriters and their representatives at which the contents of the Prospectus and the Registration Statement and any amendment thereof or supplement thereto and related matters were discussed and, although we have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus and the Registration Statement or any amendment thereof or supplement thereto (except as indicated above), on the basis of the foregoing, no facts have come to our attention which led us to believe that on the Effective Date, the Execution Time or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and related notes, the financial statement schedules and other financial and accounting information contained therein, as to which we express no opinion).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Georgia, the laws of the State of Nevada governing corporations or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                  (c) The Company shall have requested and caused Kelly Drye & Warren LLP, telecommunications counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) All of the licenses, permits and authorizations
                  required by the FCC for the provision of telecommunications services by the Company and the Subsidiaries, as such services are described in the Prospectus and the Registration Statement, have been issued to and are validly held by the Company and the Subsidiaries. All of the licenses, permits and authorizations required by any "state commissions" as defined in Section 3 of the Communications Act of 1934, as amended (the "State Telecommunications Agencies") for the provision of telecommunications services by the Company and the Subsidiaries, as such services are described in the Prospectus and the Registration Statement, have been issued to and, to our knowledge, are validly held by the Company and the Subsidiaries, except where the failure to obtain or hold such license, permit or authority would not have a Material Adverse Effect. All such licenses, permits and authorizations are in full force and effect and, to our knowledge, the Company and the Subsidiaries are in compliance in all material respects with each such license, permit or authorization.

                           (ii) Neither the Company nor any Subsidiary is the
                  subject of any proceeding (including a rule making proceeding), pending complaint or investigation, or, to our knowledge, any threatened complaint or investigation, before the FCC, or, to our knowledge, of any proceeding (including a rule making proceeding), pending complaint or investigation, or any threatened complaint or investigation, before the State Telecommunications Agencies (x) based, in each case, on any alleged violation of any statutes governing the FCC (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended) or the State Telecommunications Agencies and the orders, rules and regulations promulgated thereunder (the "Telecommunications Laws") by the Company or any Subsidiary in connection with their provision of or failure to provide telecommunications services of a character required to be disclosed in the Registration Statement which is not disclosed in the Registration Statement , (y) that is likely to result in denial of any pending application of the Company or of any Subsidiary for any license, permit or authorization granted by the FCC or any State Telecommunications Agencies or (z) except for proceedings of general applicability or as set forth in the Prospectus, that could result in the revocation, materially adverse modification or suspension of any such license, permit or authorization.

                           (iii) The statements in the Registration Statement
                  under the headings of "Risk Factors - Our services are highly regulated and changes in current or future laws or regulations could restrict the way we operate our business," "Business Legal Proceedings" and "Business - Regulation," insofar as such statements summarize applicable provisions of the Telecommunications Laws or litigation arising therefrom or related thereto, fairly and accurately summarize the matters therein described and to our knowledge, do not omit a material fact necessary to make the statements contained therein not misleading.

                           (iv) The Company and the Subsidiaries have the
                  consents, approvals, authorizations, licenses, certificates, permits, or orders of the FCC or the State Telecommunications Agencies, if any is required, for the consummation of the transactions contemplated in the Registration Statement, except where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would not have a Material Adverse Effect.

                           (v) Neither the execution and delivery of the
                  Underwriting Agreement nor the sale of the Securities contemplated thereby will conflict with or result in a violation of any Telecommunications Laws applicable to the Company or the Subsidiaries, except where the conflict with or the violation of any Telecommunications Laws would not have a Material Adverse Effect.

                           (vi) In connection with our representation of the
                  Company and the Subsidiaries, except as disclosed in the Registration Statement or the Prospectus, we have not become aware of any Telecommunications Laws that could reasonably be expected to have a Material Adverse Effect. The foregoing assumes that the Company and the Subsidiaries currently are in substantial compliance with all material Telecommunications Laws applicable to them except as disclosed in the Registration Statement or the Prospectus.

                  In rendering such opinion, such counsel may state that it expresses no opinion with respect to matters other than those arising under Telecommunications Laws and may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

                  (d) The Representatives shall have received from Kronish Lieb Weiner & Hellman LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (f) The Company shall have requested and caused Arthur Andersen LLP, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 1999 and as at September 30, 1999, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

                           (i) in their opinion the audited consolidated
                  financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                           (ii) on the basis of a reading of the latest
                  unaudited consolidated financial statements made available by the Company and the Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended September 30, 1999, and as at September 30, 1999; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to September 30, 1999 nothing came to their attention which caused them to believe that:

                                    (1) any unaudited financial statements
                           included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                                    (2) with respect to the period subsequent to
                           September 30, 1999, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and the Subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company (except for activity related to warrant exercises and employee stock option exercises) as compared with the amounts shown on the September 30, 1999 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from October 1, 1999 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues or net loss of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                                    (3) the information included or incorporated
                           by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                           (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions

                  "Prospectus Summary - Summary Consolidated Financial and Operating Data," "Capitalization," "Selected Consolidated Financial and Operating Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus, the information included in Items 1, 2, 6, 7, 7A and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in each of the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, and the information included in the press releases announcing the Company's second quarter and third quarter results filed as exhibits to the Company's Current Reports on Form 8-K incorporated by reference in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

                  (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (x) any change or decrease specified in the letter or letters referred to in paragraph
         (f) of this Section 6 or (y) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (x) or (y) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each stockholder listed on Schedule II hereto addressed to the Representatives.

                  (k) The Securities shall have been listed and admitted and authorized for quotation on the Nasdaq National Market and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (l) The Certificate of Designation shall have been filed with the Secretary of State of the State of Nevada and satisfactory evidence thereof shall have been provided to the Representatives.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Kronish Lieb Weiner & Hellman LLP, counsel for the Underwriters, at 1114 Avenue of the Americas, 46th Floor, New York, New York 10036, on the Closing Date.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Salomon Smith Barney. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (716) 218-0881) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to MGC Communications, Inc., Attention: Chief Financial Officer (fax
no.:[          ] ) and confirmed to it at MGC Communications, Inc., 171 Sully's
Trail, Suite 202, Pittsford, New York 14534, Attention: Chief Financial Officer, with a copy to Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., One Securities Centre, Suite 400, 3490 Piedmont Road, Atlanta, Georgia 30305.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution

Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                            [Signature Pages Follow]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                                     Very truly yours,

                                                     MGC Communications, Inc.

                                                     By: _______________________
                                                         Name:
                                                         Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
ING Barings LLC
Warburg Dillon Read LLC


By: Salomon Smith Barney Inc.

By:_______________________________
    Name:
    Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                            NUMBER OF UNDERWRITTEN SECURITIES TO
UNDERWRITERS                                BE PURCHASED
------------                                ------------------------------------
Salomon Smith Barney Inc.

Bear, Stearns & Co. Inc.

Goldman, Sachs & Co.

ING Barings LLC

Warburg Dillon Read LLC
                                            ------------------------------------

Total.................................      ====================================

                                   SCHEDULE II

Providence Equity Partners III L.P.
JK&B Capital, L.P.

                                    Exhibit A

      [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER OF CORPORATION]

                            MGC Communications, Inc.
          Public Offering of [ ]% Series D Convertible Preferred Stock

                                                                          [DATE]

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
ING Barings LLC
Warburg Dillon Read LLC
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with: (i) the proposed Underwriting Agreement (the "Common Stock Underwriting Agreement"), between MGC Communications, Inc., a Nevada corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.001 par value (the "Common Stock"), of the Company and (ii) the proposed Underwriting Agreement (the "Preferred Stock Underwriting Agreement"), between the Company and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of ___% Series D Convertible Preferred Stock, $0.001 par value (the "Series D Preferred Stock"), of the Company

                  In order to induce you and the other Underwriters to enter into the Common Stock Underwriting Agreement and/or the Preferred Stock Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing or participation in the filing of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days beginning on the later of the date the Common Stock Underwriting Agreement is executed or the date the Preferred Stock Underwriting Agreement is executed, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

                  If for any reason both the Common Stock Underwriting Agreement and the Preferred Stock Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Common Stock Underwriting Agreement and Preferred Stock Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                 Yours very truly,

                                 [SIGNATURE OF OFFICER, DIRECTOR OR MAJOR
                                 STOCKHOLDER]

                                 [NAME AND ADDRESS OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER]